Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

By and Among

Denbury Resources, Inc.,

Denbury Gathering & Marketing, Inc.

And

Denbury Onshore, LLC

And

Genesis Energy, L.P.,

Dated as of

February 5, 2010

TABLE OF CONTENTS

1.	Definitions	1

2.	Mandatory Shelf Registration	3

3.	Demand Registration	4

4.	Piggy-Back Registration	5

5.	Underwritten Offerings	6

6.	Registration Procedures	7

7.	Holdback Agreement	13

8.	Stop Transfer Instructions and Legends	14

9.	Rule 144	14

10.	Indemnification; Contribution	15

11.	Representations and Warranties	17

12.	Assignment of Registration Rights	18

13.	Miscellaneous	19

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of February 5, 2010, (the “Closing Date”) is by and among Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), Denbury Resources Inc., a Delaware corporation (“Parent”), Denbury Gathering & Marketing, Inc., a Delaware corporation (“DGM,” and together with Parent, the “Selling Parties”), and Denbury Onshore, LLC, a Delaware limited liability company which is a subsidiary of Parent and an Affiliate of DGM (“Onshore,” and together with DGM, the “Unitholders,” and each being a “Unitholder”).

INTRODUCTION

A.           Q Genesis Acquisition, LLC (“Buyer”), and the Selling Parties, are parties to that certain Purchase Agreement dated as of December 17, 2009, as amended by that certain First Amendment to Purchase Agreement dated as of February 5, 2010 (the “Purchase Agreement”), whereby the Selling Parties have agreed to sell to the Buyer the Class A Ownership Interests in Genesis Energy, LLC, a Delaware limited liability company and the General Partner of the Partnership (the “Class A Interests”), as described in the Purchase Agreement.

B.            In consideration of the sale of the Class A Interests, the Buyer will pay a specified amount of cash consideration.

C.            The Unitholders will retain an aggregate of 4,028,096 common units representing limited partner interests in the Partnership (the “Units”) following closing of the transaction contemplated by the Purchase Agreement.

C.            The ability of the Unitholders to freely trade such Units may be limited by applicable securities Laws and this Agreement.

D.            In order to improve the transferability and liquidity of such Units, the Partnership is willing to provide certain shelf registration rights with respect thereto, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the premises, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the parties hereto agree as follows:

AGREEMENT

1.             Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder of the Commission or any successor Governmental Authority, all as shall be in effect at the time of determination.

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.  For purposes of this definition, the term “control” (including its derivatives) means the ability to direct the management or policies of such Person by ownership of voting interest, contract or otherwise and shall be construed as such term is used in the rules promulgated under the Act.

“Agreement” has the meaning assigned to it in the preamble.

“Best Efforts” means best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Buyer” has the meaning assigned to it in the Introduction.

“Class A Interests” has the meaning assigned to it in the Introduction.

“Closing Date” has the meaning assigned to it in the preamble.

“Commission” means the Securities and Exchange Commission.

“Demand Registration” has the meaning assigned to it in Section 3(a).

“Effectiveness Target Date” has the meaning assigned to it in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any and successor federal statute, and the rules and regulations thereunder of the Commission or any successor Governmental Authority, all as shall be in effect at the time of determination.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Act.

“General Partner” has the meaning assigned to it in the Preamble.

“Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Holdback Period” has the meaning assigned to it in Section 7(a)(ii).

“Holder” means, to the extent it is a holder of Registrable Securities, a Unitholder and each permitted successor and assign thereof.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Act.

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now and hereinafter in effect.

“Onshore” has the meaning assigned to it in the preamble.

“Partnership” has the meaning assigned to it in the preamble.

“Permitted Free Writing Prospectus” is defined in Section 6(c).

“Permitted Transfer” means a Transfer by a Holder to one of its Affiliates that remains an Affiliate of such Holder.

“Person” means an individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof).

“Purchase Agreement” has the meaning assigned to it in the Introduction.

“Registrable Security” means each Unit, as of the date hereof, and at all times subsequent hereto, including upon the transfer thereof by the original Holder or any subsequent Holder, and each unit or other security issued in respect of any Registrable Security because of or in connection with any dividend, distribution, split or purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Security or any combination of units, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Registrable Securities, until the earliest to occur of:

(i)	the date on which it has been sold pursuant to a registration statement or sold pursuant to Rule 144; or

(ii)	the date on which it is sold to the Partnership or its subsidiaries.

“Registration” means any registration pursuant to this Agreement, including pursuant to the Shelf Registration Statement, a Demand Registration or a piggyback registration.

“Registration Expenses” has the meaning assigned to it in Section 6(f).

“Registration Statement” means any registration statement the Partnership files with the Commission that is covered by this Agreement.

“Shelf Registration Statement” means a “shelf” Registration Statement on a form provided for in this Agreement filed by the Partnership covering the resale of Registrable Securities.

“Transfer” has the meaning assigned to it in Section 7.

“Units” has the meaning assigned to it in the Introduction.

“Unitholders” has the meaning assigned to it in the Preamble.

“Withdrawn Demand Registration” shall have the meaning assigned to it in Section 3(b).

“Withdrawn Request” shall have the meaning assigned to it in Section 3(b).

2.             Mandatory Shelf Registration.

(a)           Mandatory Shelf Registration. Within 90 days after the Closing Date, the Partnership shall file with the Commission a Shelf Registration Statement providing for the resale of all of the Registrable Securities.  The Shelf Registration Statement shall be on Form S-3 pursuant to Rule 415 under the Act if the Registrable Securities, the underlying transactions and the Partnership satisfy the eligibility requirements therefor.  Otherwise, the Shelf Registration Statement shall be on a form and pursuant to such rules as the Partnership reasonably deems appropriate.

(b)           Effectiveness. Subject to the provisions of this Section 2, the Partnership shall use its Best Efforts to cause the Shelf Registration Statement to be declared effective by no later than 150 days after the Closing Date (the “Effectiveness Target Date”) and shall use its Best Efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resale of the Registrable Securities by the Holders and that it conforms in all material respects with the requirements of the Act, in each case during the entire period beginning on the date such Shelf Registration Statement shall first be declared effective under the Act and ending on the earlier to occur of (i) the first date on which there are no Registrable Securities and (ii) December 31, 2014.

3.             Demand Registration.

(a)           Request for Non-Shelf Registration.  Subject to the limitations contained in this Agreement (including Section 6), at any time during any period on or after the Effectiveness Target Date during which the Partnership has not satisfied its obligations under Section 2, the Holder(s) of at least a majority in aggregate number of Registrable Securities then outstanding may make a written request to the Partnership for Registration under the Act pursuant to this Section 3 of all or part of its or their Registrable Securities (a “Demand Registration”).  Such request will specify the aggregate number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.  Within 10 days after receipt of such request, the Partnership will give written notice of such Registration request to all other Holders and include in such Registration all Registrable Securities with respect to which the Partnership has received written requests for inclusion therein within 10 days after the receipt by the applicable Holder of the Partnership’s notice.  The Partnership shall use its Best Efforts to cause the Registration Statement filed in connection with the Demand Registration to be declared effective by no later than 90 days after receipt of notice of the Demand Registration and shall use its Best Efforts to keep such Registration Statement effective, supplemented and amended to the extent necessary to ensure that it is available for resale by the Holders of the Registrable Securities included therein until completion of the offering contemplated thereby and that it conforms in all material respects with the requirements of the Act.

(b)           Effective Demand Registration.  A Registration will not count as a Demand Registration until it has become effective.  Any noneffective Registration shall not constitute a Demand Registration unless each Holder (whether or not included in such Registration) consents to such noneffective Registration counting as a Demand Registration, in which case the Partnership shall pay the Registration Expenses.  A request for Demand Registration may be withdrawn prior to the filing of the Demand Registration request (a “Withdrawn Request”) by the Holders participating in such demand and a Demand Registration Statement may be withdrawn up to the time of effectiveness or, if applicable, pricing, by the Holders participating in such Registration (a “Withdrawn Demand Registration”), and such withdrawal shall be treated as a Demand Registration which shall have been effected pursuant to this Section 3(b), unless the applicable Holders reimburse the Partnership for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided, however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a material adverse change in the business, financial condition or prospects of the Partnership, or (B) because the sole or lead managing underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to this Agreement by more than twenty percent (20%) of the Registrable Securities to be included in such Registration Statement, or (C) because of the postponement of such registration pursuant to Section 6(d), then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section (and shall not be counted as a Demand Registration pursuant to Section 3(a)), and the Partnership shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time up to the time of effectiveness or, if applicable, pricing of the Demand Registration Statement revoke such request by delivering written notice to the Partnership revoking such requested inclusion.  For the avoidance of doubt, a piggy back Registration shall not count as a Demand Registration.

4.             Piggy-Back Registration.  Subject to the limitations contained in this Agreement (including Section 6) and the last sentence of this paragraph, if the Partnership proposes to file a registration statement under the Act with respect to an offering by it for its own account of any class of security (other than a registration statement on Form S-4 or S-8 or successor forms thereto or filed in connection with an exchange offer or an offering of securities solely to the Partnership’s existing unitholders), then the Partnership shall in each case give written notice of such proposed filing to the Holders at least 20 days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request.  Upon the written request of any Holder of Registrable Securities made within 5 days of receipt of such notice, the Partnership shall use its Best Efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders requested to be included in the Registration of such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Partnership included therein.  Notwithstanding the foregoing, if in the managing underwriter’s or underwriters’ opinion, the total amount or kind of securities which the Holders, the Partnership and any other Persons intend to include in such offering is sufficiently large to materially and adversely affect the success or offering price of such offering, then the amount or kind of securities to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that if securities are being offered for the account of other Persons as well as the Partnership, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Partnership over the amount of securities they intended to offer.

5.           Underwritten Offerings.

(a)           If the Holders of a majority in aggregate number of Registrable Securities so elect during a time which there are Registrable Securities, an offering of such Registrable Securities pursuant to any Demand Registration or any particular offering or take-down under the Shelf Registration Statement shall be in the form of an underwritten offering.  If any Registration pursuant to the Shelf Registration Statement or any Demand Registration is in the form of an underwritten offering, such Registration shall be in the form of a firm commitment undertaking, and the Partnership will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Holders of a majority in aggregate number of Registrable Securities to be registered.  No Holder may participate in any underwritten Registration hereunder unless such Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (i.e. a majority in aggregate number of the Holders participating in any such Registration pursuant to the Shelf Registration Statement or any Demand Registration or the applicable Persons pursuant to a piggy-back Registration) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  If the managing underwriter or underwriters of such offering advise the Partnership and the Holders in writing that in their opinion the aggregate number of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success or offering price of such offering, the Partnership will include in such Registration only the aggregate number of such Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such securities shall be allocated pro rata among the Holders on the basis of the number of Registrable Securities requested to be included in such Registration by their Holders.

(b)           Notwithstanding anything contained in this Agreement to the contrary, the Partnership shall not be required to conduct an underwritten offering pursuant to this Agreement (i) with respect to any offering that would result in net proceeds of less than $20 million to the participating Holders, (ii) more than two times during any calendar year or (iii) more than three times in the aggregate.

In the event of such an underwritten offering conducted as contemplated in Section 5(a), the Partnership shall enter into a standard underwriting agreement with the underwriters and shall:

A.           upon request, furnish to the Holders and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by the Partnership to underwriters in primary underwritten offerings, upon the date of closing of any sale of Registrable Securities in an Underwritten Offering:

(x)	an officer’s certificate, dated the date of such closing, confirming, as of the date thereof, such matters as such parties may reasonably request;

(y)
opinions, each dated the date of such closing, of counsel (inside and outside) to the Partnership covering such matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities by the Partnership; and

(z)
customary comfort letters, dated the date of such closing, from the Partnership’s independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities; provided, that if the Partnership has used its Best Efforts to obtain such letters, the Partnership shall not be responsible if the accountants do not agree to deliver same;

B.            set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 10 hereof with respect to all parties indemnified; and

C.            deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Holders pursuant to this clause (i).

6.             Registration Procedures.

(a)           In connection with any Registration Statement, the Partnership will use its Best Efforts to effect the Registration of such Registrable Securities upon the terms and conditions hereof to permit the sale of such Registrable Securities by Holders thereof in accordance with the intended method of disposition thereof as quickly as practical (subject to the terms of this Agreement), and in connection with any such request, the Partnership will as expeditiously as practical:

(i)            Subject to any notice by the Partnership in accordance with this Section 6(a)(i) of the existence of any fact or event of the kind described in Section 6(a)(iii)D, upon the occurrence of any event that would cause any Registration Statement or the related prospectus or prospectus supplement (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Registrable Securities, the Partnership shall file promptly an appropriate amendment or supplement to or a document to be incorporated by reference into such Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its Best Efforts to cause any such amendment to be declared effective and such Registration Statement and the related prospectus or prospectus supplement to become usable for their intended purposes as soon as practicable thereafter.

(ii)           Prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement effective as provided in this Agreement; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the prospectus.

(iii)           Advise the underwriter(s), if any, and, in the case of (A), (B) and (C) below, the applicable Holders promptly and, if requested by such Persons, to confirm such advice in writing:

A.           when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

B.            of any request by the Commission for amendments to any Registration Statement or amendments or supplements to the prospectus or for additional information relating thereto;

C.            of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

D.            of the existence (but not the nature) of any fact or the happening of any event, during the effective period, that makes any statement of a material fact made in any Registration Statement, the related prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any Registration Statement, the related prospectus or any amendment or supplement thereto in order to make the statements therein not misleading.

If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky Laws, the Partnership shall use its Best Efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(iv)           Furnish to counsel for the Holders and each of the underwriter(s), if any, before filing with the Commission, a copy of any Registration Statement and copies of any prospectus included therein or any amendments or supplements to either of any Registration Statement or prospectus (other than documents incorporated by reference after the initial filing of any Registration Statement), which documents will be subject to the review of such counsel and underwriter(s), if any, for a period of no less than three business days, and the Partnership will not file a Registration Statement relating to any Demand Registration or the Shelf Registration Statement or any prospectus or any amendment or supplement to any such Registration Statement prospectus (other than documents incorporated by reference) to which such counsel or the underwriter(s), if any, shall reasonably object within three business days after the receipt thereof.

(v)           Make available pursuant to a confidentiality and non-use agreement at reasonable times for inspection by one or more representatives of the Holders any underwriter, if any, participating in any distribution pursuant to any Registration Statement, and any attorney or accountant retained by the Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Partnership as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities and to supply all information reasonably requested by any such representative or representatives of the Holders, underwriter, attorney or accountant in connection with such Registration Statement after the filing thereof and before its effectiveness; provided, however, that the Holders shall be responsible for ensuring that any such information shall be kept confidential and not used for any purpose other than as contemplated hereby.

(vi)           If requested by the Holders or the underwriter(s), if any, in connection with any Registration pursuant to the Shelf Registration Statement or any Demand Registration incorporate in the relevant Registration Statement or prospectus, pursuant to a prospectus supplement or post-effective amendment if necessary, such non-confidential information as the Holders and underwriter(s), if any, may reasonably request to have included therein, including: (1) information relating to the “Plan of Distribution” of the Registrable Securities, (2) information with respect to the number of Registrable Securities being sold, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Partnership is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(vii)         Furnish to the Holders and each of the underwriter(s), if any, without charge, at least one copy of any Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request in writing).

(viii)        Deliver to the Holders and each of the underwriter(s), if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request.

(ix)           Before any public offering of Registrable Securities, cooperate with the Holders, the underwriter(s), if any, and their respective counsel in connection with the Registration and qualification of the Registrable Securities under the securities or Blue Sky Laws of such jurisdictions as the Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or reasonably advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Partnership shall not be required (A) to register or qualify as a foreign limited partnership or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

(x)           Cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities Laws); and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request within a reasonable time before any sale of Registrable Securities made by such underwriter(s).

(xi)           Use its Best Efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso in clause (j) above.

(xii)           If any fact or event contemplated by Section 6(a)(iii)(D) hereof shall exist or have occurred, use its Best Efforts to prepare a supplement or post-effective amendment to any applicable Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(xiii)         Provide CUSIP numbers for all Registrable Securities not later than the effective date of any applicable Shelf Registration Statement and provide the transfer agent with certificates for the Registrable Securities that are in a form eligible for transfer in accordance with applicable requirements.

(xiv)         Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

(xv)         Otherwise use its Best Efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Act and the Exchange Act.

(b)           The Holders agree that, upon receipt of any notice from the Partnership of the existence of any fact of the kind described in Section 6(a)(iii)D hereof, the Holders will, and will use its Best Efforts to cause any underwriter(s) in an underwritten offering to, forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until:

(i)            the Holders have received copies of the supplemented or amended prospectus contemplated by Section 6(a)(viii) hereof; or

(ii)           the Holders are advised in writing by the Partnership that the use of the prospectus may be resumed.

If so directed by the Partnership, the Holders will deliver to the Partnership (at the Partnership’s expense) all copies, other than permanent file copies then in the Holders’ possession, of the prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

(c)           Each Holder shall furnish to the Partnership in writing, as soon as practicable after the Closing Date, the information specified in Items 507 and 508 of Regulation S-K under the Act and any other information reasonably requested by the Partnership for inclusion in any Registration Statement pursuant to the Act and covered by this Agreement.  Notwithstanding Sections 2(a) or 3(a), the Partnership shall not be required to file any such Registration Statement or include any Holder in any Registration Statement until such Holder has complied with the immediately preceding sentence.  In addition, each Holder shall promptly furnish to the Partnership (i) any additional information required to be disclosed in such Registration Statement in order to make the information previously furnished to the Partnership by the Holders not materially misleading and (ii) any additional information as may be reasonably requested by the Partnership for inclusion in any new prospectus or prospectus supplement or post-effective amendment.  Each Holder executing this Agreement represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Securities without the prior express written consent of the Partnership and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Partnership and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Partnership will use its commercially reasonable efforts to furnish a copy of any proposed Permitted Free Writing Prospectus to Holders participating in a Registration (but excluding any piggy-back Registration) not later than two (2) business days prior to such filing.

(d)           Periods Where no Registration is Required.  Notwithstanding anything to the contrary in this Agreement, the Partnership will not be required to file, amend or supplement any Registration Statement or to register (and the Holders will not be permitted to Transfer pursuant to any Registration Statement) any Registrable Securities pursuant to this Agreement:  (i) during a reasonable period of time, not to exceed 90 days, following the distribution of other securities pursuant to a registered underwritten public offering if such offering was commenced prior to the time the Partnership receives the request contemplated by this Agreement or (ii) during a reasonable period of time, not to exceed 60 consecutive days or 120 days in any calendar year, after which the Partnership has determined that an event has occurred and is continuing and a Registration of Registrable Securities pursuant to this Agreement would in the Partnership’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Partnership reasonably determines that the disclosure of such event at such time would or could reasonably be expected to either (A) have a material adverse effect on the business or prospects of the Partnership and its subsidiaries, taken as a whole, or (B) adversely affect a financing, acquisition or material transaction (existing or planned).  Each Holder, by its acceptance of a Registrable Security, agrees to hold in confidence any communication by the Partnership relating to an event described in Section 6(d).

(e)           No other Person, including the Partnership (but excluding another Holder), shall be permitted to offer securities under the Shelf Registration Statement or any such Demand Registration unless (i) Holders of a majority of the Registrable Securities requesting to participate in such Registration shall consent in writing or (ii) the Partnership has an obligation to include such securities in such Registration.

(f)           The Partnership shall be responsible for all Registration expenses incident to the Partnership’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws (including fees and disbursements of the Partnership’s counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Partnership are then listed, if any, and fees and disbursements of counsel for the Partnership and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance), securities acts liability insurance (if the Partnership elects to obtain such insurance), the fees and expenses of any special experts retained by the Partnership in connection with such Registration, fees and expenses of other persons retained by the Partnership, reasonable fees and expenses (except for travel expenses) of one (1) counsel (who shall be reasonably acceptable to the Partnership) for the Holders incurred in connection with each Registration hereunder, except for (i) any underwriting fees, discounts or commissions or transfer taxes attributable to the sale of Registrable Securities and (ii) out of pocket expenses of the Holders (or the agents who manage their accounts), other than those reasonable fees of one (1) counsel for the Holders specifically referred to in this Section 6(f), (all such included expenses being herein called “Registration Expenses”).

7.           Holdback Agreement.

(a)           Restrictions on Sale by Holders of Registrable Securities.

(i)           Each Holder agrees not to, and to cause its Affiliates not to, Transfer any legal or beneficial interest in any Units, Registrable Securities or any other Partnership interests issued in respect thereof in violation of the Act or any other applicable securities Law.  For purposes of this Agreement, the term “Transfer” means any action by a Holder or its Affiliates to lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any legal or beneficial interest in any Units, Registrable Securities or any other Partnership interests issued in respect thereof.

(ii)           To the extent not inconsistent with applicable Law, each Holder of Registrable Securities whose securities are included in a Registration Statement agrees not (and to cause its Affiliates not) (x) to effect any Transfer or distribution of any securities of the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of securities of the Partnership, including a sale pursuant to Rule 144 under the Act, during the 7 days prior to, and during the 90 day period beginning on, the closing of any registered offering of Partnership securities (the “Holdback Period”), if and to the extent requested by the Partnership in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; provided, however, that if the Partnership, its general partner or the ultimate parent of its general partner or any subsidiary of such ultimate parent or any officer or director of any such party is or becomes subject to a shorter lock-up period or receives more advantageous terms relating to the lock-up period under any lock-up agreement (including as a result of any discretionary waiver or termination of the restrictions of any or all of such agreements by the Partnership or the underwriters), then the Holdback Period shall be such shorter period and also on such more advantageous terms.  The provisions of this Section 7 shall not apply to the Transfer of any securities to an underwriter pursuant to an underwritten offering.  Any such lock-up agreements signed by the Holders shall contain reasonable and customary exceptions, including the right of a Holder to make transfers to certain Affiliates.

(b)           Restrictions on Sale by the Partnership and Others.  The Partnership agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger, conversion or consolidation by the Partnership or any subsidiary thereof or the acquisition by the Partnership or a subsidiary thereof of the capital stock or other equity or all or substantially all of the assets or any other person or entity or in connection with an employee stock option or benefit plan), during the 7 days prior to, and during the 90 day period beginning on, the closing date of any underwritten offering in which the Holders of Registrable Securities are participating pursuant to a Registration Statement (except as part of such Registration), if and to the extent requested by the managing underwriter or underwriters thereof.

8.             Stop Transfer Instructions and Legends.  The Partnership may adopt any procedures and take any steps it deems reasonably necessary to prevent any Transfers of Units, Registrable Securities or other securities issued by the Partnership in respect of any such securities by Holders in violation of Sections 6-7, including issuing stop transfer orders to its transfer agent.  In addition, each Holder acknowledges and agrees that each certificate representing any Unit, Registrable Security or other security issued by the Partnership in respect of any such security shall bear the following restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER) OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SUBMISSION TO THE PARTNERSHIP’S COUNSEL OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE PARTNERSHIP TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF SAID ACT OF 1933.

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS, AS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT OF EVEN DATE HEREWITH AMONG GENESIS ENERGY, L.P., THE UNITHOLDER LISTED ON THIS CERTIFICATE, AND OTHERS.”

9.             Rule 144.  The Partnership covenants that it will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any Holder of Registrable Securities, the Partnership will deliver to such Holder a written statement as to whether it has complied with such requirements.

10.           Indemnification; Contribution.

(a)           Indemnification by the Partnership.  The Partnership agrees to RELEASE, DEFEND, INDEMNIFY, PROTECT AND HOLD HARMLESS, to the full extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement (or an amendment thereto), prospectus or preliminary prospectus (or an amendment or supplement thereto), or Issuer Free Writing Prospectus (or amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to the Partnership by such Holder expressly for use therein.  The Partnership will also indemnify any underwriters of the Registrable Securities, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

(b)           Indemnification by Holders.  In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Partnership in writing such information with respect to such Holder as is required to be included therein for use in connection with any such Registration Statement (or an amendment thereto), prospectus or preliminary prospectus (or an amendment thereto), or Issuer Free Writing Prospectus (or amendment or supplement thereto) and agrees to RELEASE, DEFEND, INDEMNIFY, PROTECT AND HOLD HARMLESS, to the extent permitted by law, the Partnership, and its directors and officers, and affiliates of any of them (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in Registration Statement (or an amendment thereto), prospectus or preliminary prospectus (or an amendment or supplement thereto), or Issuer Free Writing Prospectus (or amendment or supplement thereto) or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder expressly for use therein, provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 10(b) and Section 10(c) shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such claim.

(c)           Conduct of Indemnification Proceedings.  Any person or entity entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person or entity of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person or entity will claim indemnification or contribution pursuant to this Agreement (but the failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from liability which it may have otherwise than on account of this Section 10) and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party.  Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d)           Contribution.  If for any reason the indemnity provided for in this Section 10 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, abilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 10(d), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 10 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10(a) and Section 10(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 10(d).  Notwithstanding anything in this Section 10(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 10(d) to contribute any amount in excess of the net proceeds received by such indemnifying party for the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 10(b) and 10(c).

11.           Representations and Warranties.

(a)           The Partnership herby represents and warrants to the Holders as follows:

(i)            The Partnership is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization.  There is no pending or, to the Partnership’s knowledge, threatened action (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of the Partnership.

(ii)           The Partnership has the power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated herein.  The Partnership has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.  This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Partnership

(iii)           The execution and the delivery of this Agreement by the Partnership and the performance and consummation of the transactions contemplated herein by the Partnership will not (i) breach any provision of its organizational documents, (ii) breach any Law to which the Partnership is subject, (iii) breach any contract or order to which the Partnership is a party or by which the Partnership is bound or to which any of the Partnership’s assets is subject, or (iv) require any approval, consent, ratification, permission, waiver or authorization not already obtained, except in the case of clauses (ii), (iii) and (iv) as would not have a material adverse affect on the ability of the Partnership to perform its obligations hereunder and consummate the transactions contemplated herein.

(b)           Each Unitholder hereby represents and warrants, jointly and severally, to the Partnership as follows:

(i)           Each Unitholder is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization.  There is no pending or, to such Unitholder’s knowledge, threatened action (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of such Unitholder.

(ii)           Each Unitholder has the power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated herein.  Each Unitholder has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.  This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, each Unitholder.

(iii)           The execution and the delivery of this Agreement by each Unitholder and the performance and consummation of the transactions contemplated herein by such Unitholder will not (i) breach any provision of its organizational documents, (ii) breach any Law to which such Unitholder is subject, (iii) breach any contract or order to which such Unitholder is a party or by which such Unitholder is bound or to which any of such Unitholder’s assets is subject, or (iv) require any approval, consent, ratification, permission, waiver or authorization not already obtained, except in the case of clauses (ii), (iii) and (iv) as would not have a material adverse affect on the ability of the Unitholder to perform its obligations hereunder and consummate the transactions contemplated herein.

(iv)           Each Unitholder is a “sophisticated investor” as such term is contemplated by applicable securities Laws (including the related jurisprudence);

(v)            It understands and agrees that (A) the Units and the Registrable Securities may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Act and applicable state securities Laws or an exemption from such registration is available and (B) the Units and Registrable Securities will bear the legend specified in Section 8;

(vi)           It has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in the Partnership if such loss should occur;

(vii)         It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership; and

(viii)         It has made its own inquiry and investigation into and based thereon has formed an independent judgment concerning the Partnership and the Registrable Securities, and has been furnished with or given adequate access to such information about the Partnership and the Registrable Securities as it has requested.

12.           Assignment of Registration Rights.  The rights of the Holders under this Agreement with respect to any Registrable Securities may be assigned to any Person who acquires all or a portion of such Registrable Securities.  Any assignment of Registration rights pursuant to this Section 12 shall be effective upon receipt by the Partnership of (i) written notice from the assignor (A) stating the name and address of any assignee, (B) describing the manner in which the assignee acquired the Registrable Securities from the assignor and (C) identifying the Registrable Securities with respect to which the rights under this Agreement are being assigned, (ii) a certificate signed by the assignee assuming all obligations of the assignor under this Agreement and agreeing to be party to this Agreement and (iii) any other certificate or document that the Partnership might reasonably require.

13.           Miscellaneous.

(a)           Entire Agreement.  This agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreement or representations by or between the parties (other than those contained in any confidentiality agreement between the parties, dated as of the date hereof), written or oral, to the extent they have related in any way to the subject matter hereof.

(b)           Parties Bound by Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and, subject to Section 12, their respective successors and permitted assigns.

(c)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

(d)           Governing Law.

(i)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

(ii)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN HOUSTON, TEXAS (THE “COURTS”) FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN THE COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)           EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY SET FORTH IN OR DESIGNATED PURSUANT TO PARAGRAPH 13 OR BY ANY OTHER MEANS PERMITTED BY THE LAWS OF THE STATE OF TEXAS.

(iv)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)           No Inconsistent Agreements.  The Partnership will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

(f)            Remedies.  The Partnership acknowledges and agrees that each Holder of Registrable Securities would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, the Partnership agrees that the Holders of Registrable Securities will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(g)           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Partnership and each Holder of Registrable Securities or on behalf of each Holder of Registrable Securities by their representative.  No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(h)           Further Assurances.  Subject to the terms and conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  If, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties hereto shall take or cause to be taken all such necessary action.

(i)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)            No Third Party Beneficiaries.  Except for the indemnification provisions, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

(k)           Termination.  This Agreement shall terminate on the earlier to occur of (i) the first date on which there are no Registrable Securities and (ii) December 31, 2014; provided, however, that the parties’ obligations under this Agreement that are intended to survive termination (such as indemnification obligations set forth in Section 10 and the Partnership’s obligations to pay certain expenses as set forth herein) shall continue in full force and effect following termination.

(l)           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(i)            if to the Partnership:

Genesis Energy, L.P.
Attn: Chief Executive Officer
500 Dallas, Suite 2500
Houston, TX  77002
Telephone:  (713) 860-2500
Fax:               (713) 860-2636

if to the Buyer:

Q Genesis Acquisition, LLC
c/o Steve Putman or Corbin J. Robertson III
601 Jefferson St., Suite 3600
Houston, Texas  77002
Fax:               (713) 751-7532

(with a copy, which shall not constitute notice, to:)

Andrews Kurth LLP
Attn: G. Michael O’Leary
4200 Chase Tower
600 Travis Street
Houston, Texas 77002
Telephone:  (713) 220-4360
Fax:               (713) 220-7130

if to the Unitholders:

Denbury Resources, Inc.
Attn: Chief Executive Officer
5100 Tennyson Pkwy, Suite 1200
Plano, TX  75024
Telephone:  (972) 673-2000
Fax:               (972) 673-2150

(with a copy, which shall not constitute notice, to:)

Baker & Hostetler LLP
Attn: Donald W. Brodsky
1000 Louisiana, Suite 2000
Houston, Texas 77002
Telephone:  (713) 751-1600
Fax:               (713) 751-1717

(ii)            if to a permitted successor Holder of Registrable Securities at the most current address, and with a copy to be sent to each additional address, given by such Holder to the Partnership, in writing.

(iii)          Any party hereto may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(m)           Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean “including, without limitation.”  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  All references herein to Exhibits, Schedules, Articles, Sections or subdivisions thereof shall refer to the corresponding Exhibits, Schedules, Article, Section or subdivision thereof of this Agreement unless specific reference is made to such exhibits, articles, sections or subdivisions of another document or instrument.  The terms “herein,” “hereby,” “hereunder,” “hereof,” “hereinafter,” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used.  The words “shall” and “will” are used interchangeably throughout this Agreement and shall accordingly be given the same means, regardless of which word is used.  References to a party hereto shall include its permitted successors and assigns.  Each certificate delivered pursuant to this Agreement shall be deemed a part hereof, and any representation, warranty or covenant herein referenced or affirmed in such certificate shall be treated as a representation, warranty or covenant given in the correlated Section hereof on the date of such certificate.  Additionally, any representation, warranty or covenant made in any such certificate shall be deemed to be made herein.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

(n)           Non-Recourse to General Partner.  Neither the Partnership’s general partner nor any other owner of equity interests in the Partnership shall be liable for the obligations of the Partnership under this Agreement or any of the transaction documents, including, in each case, by reason of any payment obligation imposed by governing state partnership statutes.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth in the preamble of this Agreement.

PARTNERSHIP:

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC., its sole general partner

By:	/s/ Grant E. Sims
Name:	Grant E. Sims
Title:	Chief Executive Officer

Registration Rights Agreement Signature Page

UNITHOLDERS:

DENBURY RESOURCES INC.

By:	/s/ Mark C. Allen
Name:	Mark C. Allen
Title:	Senior Vice President and Chief Financial Officer

DENBURY GATHERING & MARKETING, INC.

By:	/s/ Mark C. Allen
Name:	Mark C. Allen
Title:	Senior Vice President and Chief Financial Officer

DENBURY ONSHORE, LLC

By:	/s/ Mark C. Allen
Name:	Mark C. Allen
Title:	Senior Vice President and Chief Financial Officer

Registration Rights Agreement Signature Page